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                                                                  EXHIBIT 10.216

                                State of Delaware

                        Office of the Secretary of State


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "X-CEPTOR THERAPEUTICS, INC.", FILED IN THIS OFFICE ON THE FIRST DAY OF OCTOBER, A.D. 1999, AT 4 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.






                                  /s/ Edward J. Freel
                                  -----------------------------------
                 [SEAL]           Edward J. Freel, Secretary of State

3057193 8100                               AUTHENTICATION:     0008418

991418040                                  DATE:     10-05-99


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                           CERTIFICATE OF AMENDMENT OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           X-CEPTOR THERAPEUTICS, INC.

              Kevin J. Kinsella and Michael O'Donnell certify that:

     1. They are the Chief Executive Officer and the Secretary, respectively, of X-Ceptor Therapeutics, Inc., a Delaware Corporation (the "Corporation") originally incorporated on June 16, 1999.

     2. Paragraph 7.4 (a)(i) of Schedule I of the Amended and Restated Certificate of Incorporation is amended to read in its entirety as follows:

                  "(i) The fair market value of a share of Common Stock (the "Fair Market Value") shall be determined in accordance with the following formula:

                                            A = B/C

     Where: A = Fair Market Value per share of Common Stock

                    B = $61,400,000 less an amount equal to product of (i)
               $2.07432, multiplied by (ii) the excess, if any, of (A) 18,900,000, over (B) the aggregate number of shares of Series B Preferred sold by the Company on the closing Date and within 120 days of the closing Date (excluding any shares held by Ligand, its affiliates or any of their transferees) (such amount being the "Series B Shortfall") if the Exercise Date occurs at any time on or before the Third Anniversary, or $79,800,000 less an amount equal to the product of (i) $2.6959, multiplied by (ii) the Series B Shortfall if the Exercise Date occurs after the Third Anniversary

                    C = Number of shares of Common Stock outstanding on the
               Option Closing Date taking into account the automatic conversion of any shares of Preferred Stock pursuant to the company's Certificate of Incorporation immediately prior to the Option Closing Date (excluding any shares held by Ligand, its affiliates (in excess of an aggregate of 200,000 shares of Common Stock) or any of their transferees) and including all shares issuable upon conversion or exercise of options, warrants, convertible notes or other convertible or exercisable securities (collectively, "Convertible Securities")"

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     IN WITNESS WHEREOF, this Certificate of Amendment of the Amended and
Restated Certificate of Incorporation, which amends certain provisions of the Amended and Restated Certificate of Incorporation of the Corporation, having been duly adopted in accordance with Section 242 of the Delaware General Corporation Law, has been duly executed by its Chief Executive Officer and Secretary this 29th day of September, 1999.


                               /s/ Kevin J. Kinsella
                               --------------------------------
                               Kevin J. Kinsella, Chief
                               Executive Officer

                               /s/Michael J. O'Donnell
                               --------------------------------
                               Michael J. O'Donnell, Secretary


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